Exhibit 99.1

February 15, 2011	Edward Vallejo Vice President, Investor Relations T: 856-566-4005 edward.vallejo@amwater.com Maureen Duffy Director, Communications T: 856-309-4546 maureen.duffy@amwater.com

AMERICAN WATER REPORTS ON PRELIMINARY FOURTH

QUARTER AND YEAR-END 2010 RESULTS; ANNOUNCES 2011

EARNINGS GUIDANCE

•	Revenues expected to increase by $270.0 million year-over-year to $2.7 billion

•	Net Income expected to total to $267.8 million, or $1.53 per share for 2010

•	Company announces earnings guidance for 2011: establishes range between $1.65 and $1.75 per share

VOORHEES, N.J., February 15, 2011 – American Water Works Company, Inc. (NYSE: AWK), the largest investor-owned U.S. water and wastewater utility company, today announced expected earnings for the fourth quarter and year ended December 31, 2010, subject to the completion of the independent audit. The company expects 2010 fourth quarter operating revenues of $664.5 million, a $66.6 million or an 11.1 percent increase over the same period in 2009. For the year, the company anticipates reporting operating revenues of $2.7 billion, which would be an 11.1 percent increase over 2009 revenues of $2.4 billion.

The company expects 2010 fourth quarter net income to be $40.2 million, or $0.23 per basic and diluted common share, compared with $36.4 million or $0.21 per basic and diluted common share in the fourth quarter of 2009. For the year, the company anticipates net income to be $267.8 million, or $1.53 per basic and diluted common share, compared with a net loss of $233.1 million, or $1.39 per basic and diluted common share in the previous year. The net loss in 2009 includes a goodwill impairment charge. Excluding the goodwill impairment charge, net income for 2009 was $209.9 million, or $1.25 per basic and diluted common share.

“We are pleased with the solid results of the quarter and year,” said Jeff Sterba, president and CEO of American Water. “These results are a reflection of the hard work and commitment of American Water’s employees to execute our company’s goals. Based on the 2010 results as well as our continued implementation of our strategic goals this year, we are also pleased to relay our earnings guidance for 2011.”

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AMERICAN WATER REPORTS PRELIMINARY FOURTH QUARTER AND YEAR-END 2010 RESULTS

Speaking to the company’s focus in 2011, Sterba added, “We will continue to drive operational excellence and invest resources and capital, as well as pursue growth opportunities, in areas where we can best serve customers and create value.”

Part of the company’s business strategy includes the ongoing optimization of American Water’s business portfolio. American Water has undertaken a review of its portfolio of regulated and non-regulated business activities, designed to identify potential opportunities for achieving a more rationalized portfolio and cost structure improvements. Recent optimization activities include the company’s agreement to acquire Aqua America’s regulated assets in Missouri and to sell American Water’s regulated operations in Texas as well as the company’s agreement to sell its regulated water and wastewater operations located in Arizona and New Mexico for an estimated purchase price of $470 million to EPCOR Water (USA) Inc. The completion of these transactions is subject to regulatory approval.

American Water will provide more detailed results in its final 2010 fourth quarter and year-end earnings press release and 10-K filing on February 25, 2011.

2011 Earnings Guidance

American Water has issued earnings guidance for 2011. The company’s 2011 earnings are estimated to be in the range of $1.65 to $1.75 per share. The company’s earnings forecasts are subject to numerous risks, including those described under “Forward-Looking Statements” below and under “Risk Factors” in its annual and quarterly reports.

Non-GAAP Financial Measures

This press release includes a presentation of “Net income excluding impairment charge,” “Basic income per common share excluding impairment charge,” “Diluted net income per common share excluding impairment charge,” and “Operating expenses excluding impairment charge.” Each of these items is derived from our consolidated financial information but is not presented in our financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP). The items constitute “non-GAAP financial measures” under Securities and Exchange Commission rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure.

Management believes that the presentation of these adjusted measures is useful to investors because it provides a means of evaluating the company’s operating performance without giving effect to an impairment charge, which has been triggered principally by market factors that are largely out of the control of management and do not reflect the day-to-day operations of the company. Moreover, management believes that this presentation facilitates comparisons between the company and other companies in its industry. In preparing operating plans, budgets and forecasts, and in assessing historical performance, management relies, in part, on trends in the company’s historical results, exclusive of impairment charges.

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AMERICAN WATER REPORTS PRELIMINARY FOURTH QUARTER AND YEAR-END 2010 RESULTS

Set forth below are tables that reconcile the non-GAAP financial measures to the most directly comparable GAAP financial measure.

American Water Investor Day

American Water is hosting its Investor Conference on February 15 at the New York Stock Exchange. The presentation will be webcast live for public access at 8:00 a.m. Eastern Time and posted on the investor relations section of the company’s website at www.amwater.com.

Fourth Quarter and Year-End 2010 Earnings Conference Call

The fourth quarter and year-end 2010 earnings conference call will take place Monday, February 28, 2011, at 9:00 a.m. Eastern Time. Interested parties may listen over the Internet by logging on to the Investor Relations page of the company’s Web site at www.amwater.com.

Following the earnings conference call, an audio archive of the call will be available through March 7, 2011, by dialing 303-590-3030 for U.S. and international callers. The access code for replay is 4405035. The online archive of the webcast will be available through March 30, 2011, by accessing the Investor Relations page of the company’s Web site located at www.amwater.com.

About American Water

Founded in 1886, American Water is the largest investor-owned U.S. water and wastewater utility company. With headquarters in Voorhees, N.J., the company employs more than 7, 000 dedicated professionals who provide drinking water, wastewater and other related services to approximately 15 million people in more than 30 states and parts of Canada.

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AMERICAN WATER REPORTS PRELIMINARY FOURTH QUARTER AND YEAR-END 2010 RESULTS

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are predictions based on our current expectations and assumptions regarding future events and may relate to, among other things, our future financial performance, our growth and portfolio optimization strategies, our projected capital expenditures and related funding requirements, our ability to repay debt, our ability to finance current operations and growth initiatives, the impact of legal proceedings and potential fines and penalties, business process and technology improvement initiatives, trends in our industry, regulatory or legal developments or rate adjustments. Actual results could differ materially because of factors such as the completion of the independent audit of our financial statements; decisions of governmental and regulatory bodies, including decisions to raise or lower rates; the timeliness of regulatory commissions’ actions concerning rates; changes in laws, governmental regulations and policies, including environmental, health and water quality and public utility regulations and policies; weather conditions, patterns or events, including drought or abnormally high rainfall; changes in customer demand for, and patterns of use of, water, such as may result from conservation efforts; significant changes to our business processes and corresponding technology; our ability to appropriately maintain current infrastructure; our ability to obtain permits and other approvals for projects; changes in our capital requirements; our ability to control operating expenses and to achieve efficiencies in our operations; our ability to obtain adequate and cost-effective supplies of chemicals, electricity, fuel, water and other raw materials that are needed for our operations; our ability to successfully acquire and integrate water and wastewater systems that are complementary to our operations and the growth of our business or dispose of assets or lines of business that are not complementary to our operations and the growth of our business; cost overruns relating to improvements or the expansion of our operations; changes in general economic, business and financial market conditions; access to sufficient capital on satisfactory terms; fluctuations in interest rates; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; fluctuations in the value of benefit plan assets and liabilities that could increase our cost and funding requirements; our ability to utilize our U.S. and state net operating loss carryforwards; migration of customers into or out of our service territories; difficulty in obtaining insurance at acceptable rates and on acceptable terms and conditions; the incurrence of impairment charges ability to retain and attract qualified employees; and civil disturbance, or terrorist threats or acts or public apprehension about future disturbances or terrorist threats or acts.

Any forward-looking statements we make, speak only as of the date of this press release. Except as required by law, we do not have any obligation, and we specifically disclaim any undertaking or intention, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or otherwise.

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AMERICAN WATER REPORTS PRELIMINARY FOURTH QUARTER AND YEAR-END 2010 RESULTS

American Water Works Company, Inc. and Subsidiary Companies

Net Income (Loss) Excluding Impairment Charge (A Non-GAAP, Unaudited Number)

In thousands

	Three Months Ended December 31,		Years Ended December 31,
	2010	2009	2010	2009
Net income (loss)	$40,154	$36,371	$267,827	$(233,083)
Add: Impairment charge	—	—	—	450,000

Net income excluding impairment charge before associated tax benefit	40,154	36,371	267,827	216,917
Less: Income tax benefit relating to impairment charge	—	—	—	6,976

Net income excluding impairment charge	$40,154	$36,371	$267,827	$209,941

Net income per common share excluding impairment charge:
Basic	$0.23	$0.21	$1.53	$1.25

Diluted	$0.23	$0.21	$1.53	$1.25

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